Exhibit 4.1

STOCK CERTIFICATE Stock Certificate No.: ENER- 001 I 00 Shares of Common Stock ENERFLEX US HOLDINGS INC. INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE This Certificate and the 100 shares of common stock, $.01 par value per shares, represented hereby are issued and shall be held by Enerflex Ltd., subject to all the provisions of the Certificate of Incorporation and the Bylaws of ENERFLEX US HOLDINGS INC. (the “Corporation”) and any amendments thereto, copies of which are on files at the principal office of the Corporation and made a part hereof as fully as though the provisions of said Certificate of Incorporation and Bylaws were imprinted in full on this certificate, to all of which the holder of this certificate by acceptance hereof, assents. A statement of all of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes and/or series of shares of stock of the Corporation and upon the holders thereof may be obtained by any stockholder upon request and without charges, a the principal office of the Corporation, and the Corporation shall furnish any stockholder, upon request and without charge, a copy of such statement. IN WITNESS THEREOF, the Corporation has caused this certificate to be signed by it duly authorized officers on January I 8, 2022. President Secretary

TO BE ONLY COMPLETED ON TRANSFER

TRANSFER SECTION

For the value received                              do hereby sell, assign and transfer unto                                                       the designated shares of stock represented by herein contained stock certificate and does hereby irrevocably constitute and authorize the Secretary of                             , to transfer said shares listed on the books of the corporation.

DATE

NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING AS SET FORTH IN THE COMMON STOCK PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.”